ASSIGNMENT AGREEMENT

    This Assignment Agreement ("Agreement") is made by and between (fill in the blank)("Seller") and BOCCC, Inc. ("Buyer") as of April 9, 1999 ("Agreement Date").


1.  Definitions

     1.1  In this Agreement:

     "Affiliate" means "affiliate" as defined in either (a) Bankruptcy Code section 101(2) or (b) Rule 144 of the Securities Act.

     "Assigned Rights" means all right, title, and interest of Seller in, to, and under all of the following:

          (a) the Loan and all other amounts funded by or payable to Seller under the Credit Documents, and all obligations owed to Seller arising in connection therewith;

          (b)  the Credit Documents;

          (c) all claims (including "claims" as defined in Bankruptcy Code section 101(5)), suits, causes of action, and any other right of Seller, whether known or unknown, against Borrower or any of its agents, representatives, contractors, advisors, or any other Entity that in any way is based upon, arises out of, or is related to, any of the foregoing, including, to the extent permitted under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Seller against any attorney, accountant, financial advisor, or other Entity arising under or in connection with the Credit Documents;

          (d) all cash, securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of Seller under the Loan and other extensions of credit under the Credit Documents (whether for principal, interest, fees, reimbursement obligations, or otherwise) after the Agreement Date, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of Borrower, Guarantor, or the Credit Documents, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing;

          (e) all Guarantees and all Collateral and security of any kind for or in respect of the foregoing;

          (f) the economic benefit of permanent repayments of principal received by Seller from and after the Agreement Date; and

          (g)  all proceeds of the foregoing.

     "Assumed Obligations" means Seller's obligations and liabilities (excluding, for the avoidance of doubt, the Retained Obligations) with respect to, or in connection with, the Assigned Rights relating to facts, events, or circumstances arising or occurring on and after the Closing Date.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, 11 U.S.C.
section 101 et seq.

     "Borrower" means The CenterCore Group, Inc., a Delaware corporation.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which commercial banks are not authorized or required by law to be closed in the City of New York.

     "Closing Date" means the later of the date on which (a) the Parties execute and deliver this Agreement and (b) Seller receives the Purchase Price.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been, or is purported to have been, granted to or for the benefit of the Seller under the Credit Documents.

     "Credit Documents" means the Subordinated Note and all Guarantees, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, and all other documents and agreements to which the Seller is a party in its or his individual capacity, executed and delivered in connection with the Subordinated Note.

     "Distribution" means any payment or other distribution of cash (including interest), notes, securities, or other property (including Collateral) or proceeds under or in respect of the Assigned Rights.

     "Encumbrance" means any: (a) mortgage, pledge, lien, security interest, charge, hypothecation, right of setoff, right of counterclaim, right of recoupment, or other encumbrance, security agreement, security arrangement, or adverse claim of any kind; (b) purchase or option agreement or put arrangement; (c) subordination agreement or arrangement; or (d) agreement to create or effect any of the foregoing.

     "Entity" includes individual, partnership, corporation, limited liability company, association, estate, trust, business trust, and Governmental Authority.

     "Federal Funds Rate" means, for any date, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates set by the Federal Reserve Bank of New York on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by The Wall Street Journal (Eastern Edition), or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Parties from three Federal funds brokers of recognized standing selected by the Parties. For a day that is not a Business Day, the Federal Funds Rate shall be the rate applicable to federal funds transactions on the immediately preceding day for which such rate is reported.

     "Governmental Authority" means any federal, state, or other governmental department, agency, institution, authority, regulatory body, court, or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private, or otherwise.

     "Guarantor" means an entity providing a Guaranty.

     "Guaranty" means a guaranty of any of Borrower's obligations under the Subordinated Note, including Borrower's obligations in connection with the Loan.

     "Impairment" means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), Encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect, the effect of which is, or would be, materially and prejudicially to affect the Assigned Rights in whole or in part.

     "Loan" means the loan made under the Subordinated Note.

     "Operative Documents" means this Agreement, and any agreement, instrument, or other document executed and delivered by either Party in connection with this Agreement.

     "Party" means Buyer or Seller, as applicable.

     "Pre-Closing-Date Accruals" means all interest and commitment, facility, and letter of credit and other similar fees payable to Seller under the Subordinated Note that accrue during the period before (but excluding) the Closing Date.

     "Purchase Price" means $(fill in the blank).

     "Retained Obligations" means all obligations and liabilities of Seller to the Borrower with respect to the Loan or arising out of or related to the Credit Documents, other than the Assumed Obligations, and includes, without limitation, Seller's obligations and liabilities that relate to facts, events, or circumstances arising or occurring before the Closing Date.

     "Securities Act" means the Securities Act of 1933, 15 U.S.C. section 77a et seq., and the rules and regulations promulgated under it.

     "Set-Off" means the set-off against the Subordinated Note by the Borrower of $(fill in the blank), which represents amounts owed by the Seller to the Borrower pursuant to promissory notes of the Seller held by the Borrower.

     "Subordinated Note" means, collectively, the Promissory Note of The CenterCore Group, Inc. dated January 20, 1998, in the original principal amount of $(fill in the blank), and the Promissory Note of The CenterCore Group, Inc. executed December 17, 1997, in the original principal amount of $(fill in the blank), and all amendments, modifications, supplements, or additions to such notes.

     "Transaction Documents" means the Credit Documents and the Operative Documents.

     1.2 Terms that are defined in other provisions of this Agreement have the meanings given to them in those provisions.

     1.3 Terms defined in the Subordinated Note and not otherwise defined in this Agreement have the same meaning in this Agreement.

2.  Assignment and Assumption

     In consideration of the mutual covenants and agreements in, and subject to the terms and conditions of, this Agreement:

     (a) subject to Buyer complying with the conditions in Section 3.2, Seller irrevocably sells, transfers, assigns, grants, and conveys the Assigned Rights (subject to the Set-Off) to Buyer with effect on and after the Closing Date;

     (b) subject to Seller complying with the conditions in Section 3.1, Buyer acquires the Assigned Rights (subject to the Set-Off), and assumes and agrees to perform and comply with the Assumed Obligations, with effect on and after the Closing Date; and

     (c) notwithstanding the foregoing, Buyer assumes no obligations other than the Assumed Obligations.

This Agreement is intended to, and upon execution hereof and satisfaction of the conditions precedent set forth in Section 3 shall, effect a true sale of the Assigned Rights.

3.  Conditions Precedent

     3.1 Buyer's obligations to pay the Purchase Price to Seller, to acquire the Assigned Rights, and to assume the Assumed Obligations shall be subject to the conditions that (a) Seller's representations and warranties in this Agreement shall have been true and correct in all material respects on the Agreement Date and the Closing Date, (b) Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Closing Date, (c) Buyer shall have received duly executed copies of this Agreement, the Subordinated Note duly endorsed to the Buyer, and (d) all required consents have been obtained.

     3.2 Seller's obligation to sell, transfer, assign, grant, and convey the Assigned Rights to Buyer on the Closing Date shall be subject to the conditions that (a) Buyer's representations and warranties in this Agreement shall have been true and correct in all material respects on the Agreement Date and the Closing Date, (b) Buyer shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Closing Date, (c) Seller shall have received duly executed copies of this Agreement, (d) all required consents have been obtained, and (e) Seller shall have received payment of the Purchase Price from Buyer.

4.  Seller's Representations and Warranties

     4.1  Seller represents and warrants to Buyer that:

          (a) Seller has full power and authority to execute, deliver, and perform its obligations under, the Transaction Documents to which it is or will become a party.

          (b) Seller's execution, delivery, and performance of the Transaction Documents to which it is or will become a party has not resulted, and, will not result, in a breach of any provision of (i) any statute, law, writ, order, rule, or regulation of any Governmental Authority applicable to Seller, (ii) any judgment, injunction, decree or determination applicable to Seller, or (iii) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Seller may be bound or to which any of the assets of Seller are subject, in each case as in effect as of the Agreement Date and the Closing Date.

          (c) (i) The Transaction Documents to which Seller is or will become a party (A) have been (or will be) duly and validly executed and delivered by Seller and (B) are (or will be) the legal, valid, and binding obligations of Seller, enforceable by Seller or against Seller (as applicable) in accordance with their terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies; and

               (ii) No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Entity (other than Borrower) is or will be required for Seller to execute, deliver, and perform its obligations under, the Transaction Documents to which Seller is or will become a party.

          (d) Seller is the sole legal and beneficial owner of, and has good title to, the Assigned Rights, free and clear of any Encumbrance, and the Assigned Rights are not subject to any prior sale, transfer, assignment, or participation by Seller or any agreement to assign, convey, transfer, or participate, in whole or in part.

          (e) No proceedings are (i) pending against Seller or (ii) to the best of Seller's knowledge (without duty of inquiry), threatened against Seller before any relevant Governmental Authority that, in the aggregate, will materially and adversely affect (A) the Assigned Rights or (B) any action taken or to be taken by Seller under this Agreement.

          (f) The outstanding principal, interest, fees and other amounts of the Loan and the Assigned Rights as of the Closing Date are approximately $(fill in the blank).

          (g) There is no funding liability or obligation of any kind (whether fixed, contingent, conditional, or otherwise) in respect of the Assigned Rights that Seller or Buyer is or shall be required to pay or otherwise perform that Seller has not paid or otherwise performed in full, and Buyer shall have no funding liability or obligation of any kind under or in connection with the Assigned Rights.

          (h) Seller has performed, and has complied with, in all material respects, all obligations required to be performed or complied with by it under the Credit Documents, and is not in breach in any material respect of any provisions of the Credit Documents.

          (i) No broker, finder, or other Entity acting under Seller's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Buyer could be responsible. If a broker, finder, or other Entity acting under Seller's authority was involved in this transaction, Seller represents and warrants that such broker, finder, or other Entity was and is the representative of Seller, not of Buyer; that such broker, finder, or other Entity had no authority to make any statements on behalf of Buyer- that Seller had the opportunity to review all documentation independently of such broker, finder, or other Entity; that Seller has no recourse against Buyer for any misstatements that may have been made by such broker, finder, or other Entity; and that Seller is solely responsible for any fees due to such broker, finder, or other Entity arising out of this transaction.

          (j)  Seller originally made the Loan.

          (k) Seller has not effected or received the benefit of any setoff against the Borrower on account of the Assigned Rights, except the Set-Off.

          (l) Seller has not received any written notice that (i) any payment or other transfer made to or for the account of Seller from or on account of Borrower under the Assigned Rights is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer, or (ii) the Assigned Rights, or any portion of them, are void, voidable, unenforceable or subject to any Impairment.

          (m) Seller acknowledges that the consideration paid under this Agreement for the purchase of the Assigned Rights and the assumption of the Assigned Obligations may differ both in kind and amount from any Distributions.

          (n) Seller (i) has adequate information concerning Borrower's business and financial condition to make an informed decision regarding the sale of the Assigned Rights and the retention of the Retained Obligations, and (ii) has independently and without reliance upon Buyer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Buyer's express representations, warranties, covenants, and indemnities in this Agreement. Seller acknowledges that Buyer has not given Seller any investment advice, credit information, or opinion on whether the sale of the Assigned Rights or the retention of the Retained Obligations is prudent.

          (o) Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information on the Assigned Rights, Borrower, or Borrower's Affiliates that is not known to Seller and that may be material to a decision to sell the Assigned Rights ("Seller Excluded Information"), (ii) Seller has determined to sell the Assigned Rights notwithstanding its lack of knowledge of the Seller Excluded Information, and
(ill) Buyer shall have no liability to Seller, and Seller waives and releases any claims that it might have against Buyer or any Buyer Indemnitee, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information; provided, however, that the Seller Excluded Information shall not and does not affect the truth or accuracy of Buyer's representations or warranties in this Agreement.

          (p) Without characterizing the Assigned Rights as a "security" within the meaning of applicable securities laws, Seller has not made any offers to sell, or solicitations of offers to buy, any portion of the Assigned Rights in violation of any applicable securities laws.

          (q) If Buyer has requested them, Seller has provided to Buyer true and complete copies of the Credit Documents.

          (r) Seller has received no payments or other transfers from or on account of Borrower in respect of the Assigned Rights or otherwise on or after the 366th day preceding the Agreement Date, except the Set-Off.

     4.2 Except as expressly stated in this Agreement, Seller makes no representations or warranties, express or implied.

     4.3 Seller acknowledges that (a) its sale of the Assigned Rights to Buyer is irrevocable; (b) Seller shall have no recourse to the Assigned Rights; and (c) Seller shall have no recourse to Buyer, except for (i) Buyer's breaches of its representations, warranties, or covenants, and (ii) Buyer's indemnities, expressly stated in this Agreement.

5.  Buyer's Representations and Warranties

     5.1  Buyer represents and warrants to Seller that:

          (a) Buyer (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver, and perform its obligations under, the Transaction Documents to which it is or will become a party.

          (b) Buyer's execution, delivery, and performance of the Transaction Documents to which it is or will become a party has not resulted, and will not result, in a breach of any provision of (i) Buyer's organizational documents, (ii) any statute, law, writ, order, rule, or regulation of any Governmental Authority applicable to Buyer, (iii) any judgment, injunction, decree or determination applicable to Buyer, or (iv) any contract, indenture, mortgage, loan agreement, note, lease, or other instrument by which Buyer may be bound or to which any of the assets of Buyer are subject, in each case as in effect as of the Agreement Date and the Closing Date.

          (c) (i) The Transaction Documents to which Buyer is or will become a party (A) have been (or will be) duly and validly authorized, executed, and delivered by Buyer, and (B) are (or will be) the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors' rights generally and by the court's discretion in relation to equitable remedies; and

               (ii) except as provided in the Credit Documents, no notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Entity is or will be required for Buyer to execute, deliver, and perform its obligations under, the Transaction Documents to which Buyer is or will become a party.

          (d) Without characterizing the Assigned Rights as a "security" within the meaning of applicable securities laws, Buyer is not purchasing the Assigned Rights with a view towards the sale or distribution thereof in violation of the Securities Act; provided, however, that Buyer may resell the Assigned Rights if such resale is in accordance with the Securities Act and in compliance with Section 10 hereof.

          (e) Buyer acknowledges that the consideration paid under this Agreement for the purchase of the Assigned Rights and the assumption of the Assumed Obligations may differ both in kind and amount from any Distributions.

          (f) Buyer (i) is a sophisticated Entity with respect to the purchase of the Assigned Rights and the assumption of the Assumed Obligations, (ii) is able to bear the economic risk associated with the purchase of the Assigned Rights and the assumption of the Assumed Obligations, (iii) has adequate information concerning Borrower's business and financial condition to make an informed decision regarding the purchase of the Assigned Rights and the assumption of the Assumed Obligations, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in purchases of rights and assumptions of liabilities of the type contemplated in this Agreement, and (v) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller's express representations, warranties, covenants, and indemnities in this Agreement. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information, or opinion on whether the purchase of the Assigned Rights or the assumption of the Assumed Obligations is prudent.

          (g) Except as otherwise provided in this Agreement, Buyer has not relied, and will not rely, on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition, or business of Borrower, or any other matter concerning Borrower.

          (h) Buyer acknowledges that (i) Seller currently may have, and later may come into possession of, information on the Assigned Rights, Borrower, or Borrower's Affiliates that is not known to Buyer and that may be material to a decision to acquire the Assigned Rights ("Buyer Excluded Information"), (ii) Buyer has determined to purchase the Assigned Rights and assume the Assumed Obligations notwithstanding its lack of knowledge of the Buyer Excluded Information, and (iii) Seller shall have no liability to Buyer, and Buyer waives and releases any claims that it might have against Seller or any Seller Indemnitee, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Buyer Excluded Information; provided, however, that the Buyer Excluded Information shall not and does not affect the truth or accuracy of Seller's representations or warranties in this Agreement.

          (i) No broker, finder, or other Entity acting under Buyer's authority is entitled to any broker's commission or other fee in connection with the transactions contemplated by this Agreement for which Seller could be responsible. If a broker, finder, or other Entity acting under Buyer's authority was involved in this transaction, Buyer represents and warrants that such broker, finder, or other Entity was and is the representative of Buyer, not of Seller; that such broker, finder, or other Entity had no authority to-make any statements on behalf of Seller; that Buyer had the opportunity to review all documentation independently of such broker, finder, or other Entity; that Buyer has no recourse against Seller for any misstatements that may have been made by such broker, finder, or other Entity; and that Buyer is solely responsible for any fees due to such broker, finder, or other Entity arising out of this transaction.

          (j) There are no fees, compensation, or commissions payable by Seller to or for the benefit of any Entity engaged or retained by, through or on behalf of Buyer with respect to the transfer of the Assigned Rights.

          (k) Buyer acknowledges that (i) if it has requested them, it has received from Seller copies of the Credit Documents, and (ii) it is assuming all risk with respect to the accuracy or sufficiency of such documents and information.

          (l)  Buyer is an "accredited investor" within the meaning of
Section 2(15) of the Securities Act.

          (m) Buyer has not breached any term or condition of any confidentiality agreement executed by Buyer in connection with this transaction.

          (n) No proceedings are pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer before any Governmental Authority that, in the aggregate, will materially and adversely affect any action taken or to be taken by Buyer under this Agreement.

     5.2 Except as expressly stated in this Agreement, Buyer makes no representations or warranties, express or implied.

     5.3 Buyer acknowledges that (a) Seller's sale of the Assigned Rights to Buyer, and Buyer's assumption of the Assumed Obligations, are irrevocable, and (b) Buyer shall have no recourse to Seller except for (i) Seller's breaches of its representations, warranties, or covenants, and (ii) Seller's indemnities, expressly stated in this Agreement.

6.  Indemnification

     6.1 Seller shall indemnify, defend, and hold Buyer and its officers, directors, agents, partners, members, controlling Entities, and employees (collectively, "Buyer Indemnitees") harmless from and against any liability, claim, cost, loss, judgment, damage, or expense (including reasonable attorneys' fees and expenses) that Buyer Indemnitees incur or suffer as a result of, or arising out of, (a) Seller's breach of any of Seller's representations, warranties, covenants, or agreements in this Agreement, or
(b) any obligation of Buyer to disgorge, in whole or in part, or otherwise reimburse Borrower, Agent or any other Entity for, any payments, property (including Collateral), setoffs, or recoupments received, applied, or effected by or for the account of Seller, under or in connection with the Assigned Rights or otherwise from, against, or on account of Borrower; provided that, the foregoing notwithstanding, (i) Seller shall have no obligation to Buyer Indemnitees under this Section 6.1 with respect to a decrease in the value of any claim Buyer may have against Borrower in connection with the Assigned Rights so long as Buyer is not required to affirmatively pay any amount to any third party in connection with such decrease, provided, however, that the Buyer Indemnitees shall be entitled to indemnification hereunder for all defense costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred in connection therewith, and (ii) the amount of Seller's liability pursuant to
Section 6.1(a) shall not exceed the Purchase Price, and the amount of Seller's liability under Section 6.1(b) shall not exceed the amount of the Set-Off.

     6.2 Buyer shall indemnify, defend, and hold Seller harmless from and against any liability, claim, cost, loss, judgment, damage, or expense (including reasonable attorneys' fees and expenses) that Seller incurs or suffers as a result of or arising out of (a) Buyer's breach of any of Buyer's representations, warranties, covenants, or agreements in this Agreement, (b) Buyer's actions after the Closing Date with respect to the Assigned Rights, or (c) Seller acting or refraining to act, pursuant to any direction of (i) Buyer, or (ii) the Majority Holders (as defined in Section 11); provided, however, that Buyer's share of the indemnity under clause (b)(ii) shall be limited to a fraction, the numerator of which is (A) the outstanding principal amount of the Assigned Rights or (B) if Seller has consented to transfers of the Assigned Rights (or a portion thereof) pursuant to Section 10.1, the then outstanding principal amount of the claims beneficially held by Buyer in respect of which the action involved is taken by Seller, and the denominator of which is the then aggregate outstanding principal amount of all claims in respect of which the action involved is taken by Seller.

     6.3 If a third party commences any action or makes any demand against either Party for which such Party ("Indemnified Party") is entitled to indemnification under this Agreement, such Indemnified Party will promptly notify the other Party ("Indemnifying Party") in writing of such action or demand. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party's obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend the action. No settlement or adjustment shall be made without the Indemnified Party's prior written consent, which consent (a) will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

     6.4 Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this Agreement, and it is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

7.  Costs and Expenses

     The Parties agree to bear their own respective legal and other costs and expenses for preparing, negotiating, executing, and implementing this Agreement and any related documents and consummating the transactions contemplated under this Agreement.

8.  Distributions; Payments

     8.1 (a) If any time after the Closing Date, Seller receives a payment from Borrower in respect of unpaid interest or fees payable to Seller under the Credit Documents, Seller shall (A) accept and hold such payment for the account and sole benefit of Buyer, (B) have no equitable or beneficial interest in such payment, and (C) deliver such payment (free of any withholding, setoff, recoupment, or deduction of any kind) promptly (but in no event later than two Business Days after the date on which Seller receives
it) to Buyer in the same form received and, when necessary or appropriate, with Seller's endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule, or order. If Seller fails to make such delivery of such payment to Buyer within two Business Days after receiving it, under Section 8.3 the delivery of such payment by Seller shall be deemed to have been due on the date Seller received it.

          (b) If at any time after the Closing Date, Seller receives a Distribution, Seller shall (a) accept and hold the Distribution for the account and sole benefit of Buyer, (b) have no equitable or beneficial interest in the Distribution, and (c) deliver the Distribution (free of any withholding, setoff, recoupment, or deduction of any kind) promptly (but in no event later than two Business Days after the date on which Seller receives
it) to Buyer in the same form received and, when necessary or appropriate, with Seller's endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule, or order. If Seller fails to make such delivery of a Distribution to Buyer within two Business Days after receiving it, under Section 8.3 the delivery of such Distribution by Seller shall be deemed to have been due on the date Seller received it.

          (c) If the Distributions include securities, Seller shall, to the extent permissible by law, endorse (without recourse) or cause to be registered in Buyer's name, or such name as Buyer may direct (at Buyer's sole expense) in writing and deliver such securities to Buyer or to such Entity as Buyer may direct as soon as practicable. Pending such transfer, Seller shall hold the same as agent for Buyer and Seller shall have no legal, equitable, or beneficial interest in any such Distribution. Buyer is entitled to receive any Distributions to be remitted by Seller under this Agreement without the withholding of any tax. If Seller receives any Distributions which it is required to remit to Buyer, Buyer will furnish to Seller such forms, certifications, statements, and other documents as Seller may reasonably request in writing to evidence Buyer's exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Seller to comply with any applicable laws or regulations relating thereto, and Seller may refrain from remitting such Distributions until such forms, certifications, statements, and other documents have been so furnished.

          (d) If any Distributions received by Seller and transferred to Buyer pursuant to Section 8.1(b) have been made to Seller wrongfully or in error, and are required to be returned or disgorged by Seller, Buyer shall promptly return such payments or distributions to Seller together with all related interest and charges payable by Seller.

     8.2 All payments made by Buyer to Seller or by Seller to Buyer under this Agreement shall be made in the lawful currency of the United States by wire transfer of immediately available funds to Seller or Buyer, as applicable.

     8.3 With respect to the payment of any funds or other property under this Agreement (including the delivery of Distributions under Section 8.1), whether from Seller to Buyer or from Buyer to Seller, the Party failing to make full payment of any amount when due shall, upon demand by the other Party, pay such defaulted amount together with interest on it (for each day from (and including) the date when due to (but excluding) the date when actually paid) at a rate equal to the Federal Funds Rate plus one percent.

9.  Notices

     9.1 All communications between the Parties or notices or other information sent under this Agreement shall be in writing, hand-delivered, or sent by ordinary mail or overnight courier, telex, or telecopier, addressed to the relevant Party at its address below or at such other address as such Party may request in writing. All such communications and notices shall be effective upon receipt.

          If to Seller, to:                     If to Buyer, to:

            (Fill in blank)                     Mr. Brad Nielson
                                                BOCCC, Inc.
                                                1301 West 400 North
                                                Orem, Utah 84057

     9.2 After the Closing Date, if Seller receives any notices, correspondence, or other documents in respect of the Assigned Rights or any Credit Document, it shall promptly forward them to Buyer.

10.  Further Transfers

     10.1 Buyer may not sell, assign, grant a participation in, or otherwise transfer (a) the Assigned Rights, this Agreement, its rights under this Agreement, or any interest in the Assigned Rights, (b) any rights acquired by Buyer under that certain Assignment Agreement between Buyer and Core Technologies, Inc. of even date herewith relating to the purchase by Buyer of certain debt of Borrower held by Core Technologies, Inc., or (c) any rights acquired by Buyer under that certain Assignment Agreement of even date herewith between Buyer and JGFS, Inc. relating to the purchase by Buyer of certain debt of Borrower held by JGFS, Inc., unless, in each case, Seller otherwise consents in writing (which consent Seller shall not unreasonably withhold or delay).

     10.2 Seller may not assign its rights, or delegate its obligations, under this Agreement unless Buyer otherwise consents in writing (which consent Buyer shall not unreasonably withhold or delay).

11.  Voting

     On and after the Closing Date, (a) Buyer shall have sole authority to exercise all voting and other rights and remedies under the Assigned Rights, and (b) if for any reason Seller is entitled to exercise any such rights (including the right to vote) after the Closing Date, Seller (i) shall not take any action with respect to the Assigned Rights other than in accordance with the prior written instructions of Buyer, and (ii) shall take (or refrain from taking) any action with respect to the Assigned Rights in accordance with the prior written instructions of Buyer except (A) as prohibited under applicable law, rule, order or contract, or (B) if following such instructions might (in Seller's reasonable determination) expose Seller to any obligation, liability, or expense that in Seller's reasonable judgment is material and for which Seller has not been provided adequate indemnity; provided, however, that if the vote or other action involved is not divisible or may not be cast or taken separately in respect of the Assigned Rights (or the relevant portion thereof) and any other claim against the Borrower or any other person (whether or not included in the Assigned Rights), then Seller shall take or refrain from taking such action in accordance with instructions received by Seller and believed by Seller in good faith to have been given by the then current holders (including, as the case may be, Seller) of more than 50% of the aggregate principal amount of the claims then outstanding in respect of which such action is to be taken by Seller (the "Majority Holders"). For purposes of determining the Majority Holders pursuant to the preceding sentence, Seller shall only be required to obtain instructions relating to any action to be taken in respect of the Assigned Rights from (x) the Buyer or (y) if Seller has consented to transfers of the Assigned Rights (or a portion thereof) pursuant to Section 10.1, the then current holders of the aggregate principal amount of the claims outstanding in respect of which such action is to be taken by Seller.

12.  Exercise of Rights

     12.1 No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     12.2 No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such Party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein
(a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other Party or any other Entity.

13.  Survival; Successors and Assigns

     13.1 All representations, warranties, covenants, indemnities, and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall be true and correct as of the Closing Date, and shall survive the execution, delivery, and performance of this Agreement and the other Operative Documents.

     13.2 This Agreement, including the representations, warranties, covenants, and indemnities in it, shall inure to the benefit of, be binding upon, and be enforceable by and against the Parties and their respective successors and permitted assigns.

14.  Further Assurances

     Each Party agrees (a) to execute and deliver, or to cause to be executed and delivered, all such instruments, and (b) to take all such actions as the other Party may reasonably request, to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including the procurement of any third-party consents.

15.  Disclosure

     15.1 Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement (including the Purchase Price) to any Entity, except that any Party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, or regulation, (c) to any Governmental Authority or self-regulatory Entity having or asserting jurisdiction, including, but not limited to, the Securities and Exchange Commission pursuant to reporting obligations applicable to such Party, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may resort in it incurring a liability to any other Entity, or (e) to its professional advisors and auditors.

     15.2 Buyer may disclose the contents of this Agreement (but not the Purchase Price) to any proposed transferee, assignee, participant, or other Entity proposing to enter into contractual relations with Buyer in respect of the Assigned Rights or any part of them.

     15.3 Buyer agrees to comply with the requirements, if any, of the Credit Documents regarding confidentiality.

16.  Parties' Other Relationships

     16.1 Each Party and any of its Affiliates may engage in any kind of lawful business or relationship with Borrower or its Affiliates without liability to the other Party, or any obligation to disclose such business or relationship to the other Party; provided, however, that in connection with any such business or relationship of Seller, Seller shall not claim that, or take any position contrary to the position that, (i) the obligation of Borrower under the Subordinated Note, as assigned to Buyer pursuant to this Agreement, is not a valid, binding or enforceable obligation of Borrower, or
(ii) the Assigned Rights have not been validly transferred to Buyer.

     16.2 Buyer shall not (a) disclose to Borrower's other creditors any information concerning Seller's business or relationships with Borrower obtained by Buyer by reason of its purchase of the Subordinated Note or by reason of Buyer's status as an Affiliate of Mity-Lite, Inc., nor (b) take any action which (i) involuntarily initiates an insolvency proceeding under any state or federal law against Borrower or Seller, or (ii) voluntarily initiates or authorizes a creditor representative to initiate legal action, e.g. a lawsuit, motion or other similar proceeding, against Seller relating to Seller's relationship to Borrower prior to the Closing Date, provided that in no event shall the foregoing prohibit Buyer from initiating legal action against Seller to enforce the provisions of this Agreement. The provisions of clause (a) of this Section 16.2 shall not apply to information generally available to the public or available from sources other than Borrower, Seller, or an affiliate of Mity-Lite, Inc., information disclosed pursuant to a request or an order of a court of competent jurisdiction or a Governmental Authority, or to information required to be disclosed by Mity-Lite, Inc. or its Affiliates pursuant to reporting obligations to the Securities and Exchange Commission.

17.  Entire Agreement

     This Agreement constitutes the entire agreement of the Parties about its subject matter, and supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on that subject, all of which have become merged and finally integrated into this Agreement.

18.  Counterparts; Telecopies

     This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by fax of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each Party shall deliver to the other an original counterpart of this Agreement (and, upon the request of either Party, any other document) promptly after delivery of the fax; provided, however, that the failure by either Party to so deliver an original counterpart shall not affect the sufficiency of a fax of such counterpart (and the fact that such fax constitutes the due and sufficient delivery of such counterpart), as provided in the second sentence of this paragraph.

19.  Relationship Between Purchaser and Seller

     The relationship between Seller and Buyer shall be that of seller and buyer. Neither is a trustee or agent for the other, nor does either have fiduciary obligations to the other. This Agreement shall not be construed to create a partnership or joint venture between the Parties.

20.  Severability

     The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity, or enforceability under the law of any other jurisdiction nor the legality, validity, or enforceability of any other provision.

21.  Governing Law

     THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).

22.  Waiver of Trial by Jury
     THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

23.  Jurisdiction

     23.1 The Parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of any United States federal court sitting in the State of Utah, New Jersey or Delaware, for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it, and waives any objection it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.

     23.2 The Parties irrevocably agree that, should either Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall by claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

24.  Interpretation

     24.1 The terms defined in Section 1 have the meanings therein specified for this Agreement. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning ascribed to such terms in the Subordinated Note.

     24.2 This Agreement includes any other documents attached as exhibits to the Agreement.

     24.3 Terms used in the singular or the plural include the plural and the singular, respectively; "includes" and "including" are not limiting; and "or" is not exclusive.

     24.4 Any reference to a Party includes the Party's successors and permitted assigns.

     24.5  Unless otherwise indicated, any reference to:

          (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may at any time before the Closing Date be, in effect as modified, amended, or supplemented as of the Closing Date; and

          (b) a statute, law, order, rule, or regulation shall be construed as a reference to such statute, law, order, rule, or regulation as it may have been, or may at any time before the Closing Date be, in effect as modified, amended, or supplemented as of the Closing Date.

     24.6 Section and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

     24.7 This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against any Party because such Party purportedly prepared or requested such provision, any other provision, or the Agreement as a whole.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers as of the date first set forth above.


                                         SELLER



                                         Name:




                                         BOCCC, INC.


                                         By: Gregory L. Wilson
                                         Title: President



The Borrower hereby consents to the transfer of the Assigned Rights pursuant to this Agreement.

The CenterCore Group, Inc.

By:
      Name:
      Title: